Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of The Savannah Bancorp, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-146547) and Form S-8 (No. 333-69175) of The Savannah Bancorp, Inc. of our report dated March 13, 2009, relating to the consolidated financial statements as of December 31, 2008 and for the two years then ended, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
March 13, 2009